                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          MONITOR AEROSPACE CORPORATION

                             a New York Corporation

Under Section 807 of the Business Corporation Law

     THE UNDERSIGNED, Vice Chairman and Secretary of Monitor Aerospace Corporation (the "Corporation") do hereby certify as follows:

          1. The name of the Corporation is Monitor Aerospace Corporation. The Corporation was formed under the name of Monitor Machinery Corp.

          2. The Certificate of Incorporation of Monitor Machinery Corp. was filed with the State of New York on May 26, 1948. The Corporation is the surviving constituent corporation of a consolidation of Monitor Machinery Corp., Monitor Properties Corp. and Boxart Machine Company, Inc., pursuant to a certificate of consolidation filed with the Department of State of the State of New York on May 31, 1963 pursuant to Section 86 of the Stock Corporation Law of New York.

          3. The Certificate of Incorporation is hereby amended to effect the following amendments authorized by the Business Corporation Law:

               a. Article FIRST of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

                    FIRST: The name of the corporation is Stellex Monitor
               Aerospace, Inc.

               b. Article SECOND of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

                    SECOND: The Corporation is formed for the following
               purposes:

                         To engage in any lawful act or activity for which
                    corporations may be organized under the Business Corporation Law, provided that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

               c. Article THIRD of the Certificate of Incorporation is hereby amended in its entirety to read as follows:



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                    THIRD: The total number of shares of stock which the
               Corporation has authority to issue is 10,000 shares. All of such shares are Common Stock without par value.

               d. Article SIXTH of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

                    SIXTH: The Corporation shall indemnify any person to the
               fullest extent permitted by the New York Business Corporation Law, as amended from time to time, for all amounts (including, without limitation, judgements, fines, settlement payments, expenses and attorney's fees) incurred or paid in connection with any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer or employee of, the Corporation or any other person or enterprise at the Corporation's request, and shall to the fullest extent permitted by the New York Business Corporation Law, as amended from time to time, advance all expenses incurred or paid by such person in connection with, and until disposition of any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer or employee of, the Corporation or any other person or enterprise at the Corporation's request.

               e. Article SEVENTH of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

                    SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article SEVENTH shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a known violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719, or its successor, of the New York Business Corporation Law.

               f. A new Article EIGHTH is hereby added as follows:

                    EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

               g. A new Article NINTH is hereby added as follows:

                    NINTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide.


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               h. A new Article TENTH is hereby added as follows:

                    TENTH: No holder of any of the shares of any class of the
               Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the Corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs
               (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law.

               i. A new Article ELEVENTH is hereby added as follows:

                    ELEVENTH: Corporation Service Company, 80 State Street, 6th
               Floor, Albany, New York 12207-2543, is designated as registered agent of the Corporation upon whom process against the Corporation may be served.

          4. The Certificate of Incorporation of the Corporation as amended heretofore is hereby restated as further amended to read in its entirety as follows:

                          CERTIFICATE OF INCORPORATION

                                       OF

                          MONITOR AEROSPACE CORPORATION

                             a New York Corporation


     FIRST: The name of the corporation is Stellex Monitor Aerospace, Inc.

     SECOND: The Corporation is formed for the following purposes:




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          To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     THIRD: The total number of shares of stock which the Corporation has authority to issue is 10,000 shares. All of such shares are Common Stock without par value.

     FOURTH: The office of the Corporation in the State of New York is to be located in the Town of Babylon, Village of Amityville, County of Suffolk.

     FIFTH: The duration of the Corporation shall be perpetual.

     SIXTH: The Corporation shall indemnify any person to the fullest extent permitted by the New York Business Corporation Law, as amended from time to time, for all amounts (including, without limitation, judgements, fines, settlement payments, expenses and attorney's fees) incurred or paid in connection with any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer or employee of, the Corporation or any other person or enterprise at the Corporation's request, and shall to the fullest extent permitted by the New York Business Corporation Law, as amended from time to time, advance all expenses incurred or paid by such person in connection with, and until disposition of any action, suit, investigation or proceeding arising out of or relating to the performance of services by such person for, or acting as a director, officer or employee of, the Corporation or any other person or enterprise at the Corporation's request.

     SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article SEVENTH shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a known violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719, or its successor, of the New York Business Corporation Law.

     EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.



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     NINTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide.

     TENTH: No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the Corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law.

     ELEVENTH: Corporation Service Company, 80 State Street, 6th Floor, Albany, New York 12207-2543, is designated as registered agent of the Corporation upon whom process against the Corporation may be served.


                            [Signature Page Follows]



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     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this ___ day of __________, 1999.

                                                   /s/ William L. Remley
                                                   _____________________________
                                                   William L. Remley
                                                   Vice Chairman

                                                   /s/ Richard L. Kramer
                                                   _____________________________
                                                   Richard L. Kramer
                                                   Secretary



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